Exhibit 99.1

NEWS RELEASE

4129 NORTH PORT WASHINGTON AVENUE, MILWAUKEE, WI 53212  /  414 964-5000  /  WWW.KOSS.COM

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
February 25, 2010		President & CEO
(414) 964-5000
mjkoss@koss.com

Koss to Pay Quarterly Dividend on Schedule

Milwaukee, Wisconsin:  Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereophone leader, has announced that it will pay a quarterly dividend of $.06 per share on April 15, 2010 to shareholders of record as of March 31, 2010.

“Our business and cash flow have remained on a solid footing since the discovery of a number of unauthorized transactions in December,” Michael J. Koss, President and CEO, said today.  “We are working diligently to restate our financial statements for the reporting periods affected by the unauthorized transactions as required in order to satisfy the Company’s NASDAQ listing obligations, and its SEC reporting requirements.”

Koss Corporation has made regularly scheduled quarterly dividend payments to the Company’s shareholders since October 15, 2001.

Koss Corporation markets a complete line of high-fidelity stereophone, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

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